UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/31/2009

NB&T FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23134

OHIO	31-1004998
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

48 N South Street, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

937-382-1441
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

NB&T Financial Group, Inc. ("NB&T Financial"), has completed its acquisition of The Community National Bank located in Franklin, Ohio, through the merger of Community National Bank's parent, Community National Corporation, into NB&T Financial effective as of 6:00 p.m. on December 31, 2009, and the merger of Community National Bank into The National Bank and Trust Company ("NB&T") immediately thereafter. The resulting bank will continue to operate under the name of The National Bank and Trust Company.

With this merger, NB&T Financial will add approximately $92 million to its assets, resulting in total assets of approximately $646 million and total deposits of approximately $532 million based on the September 30, 2009 reported results.

The acquisition of Community National Bank has provided NB&T an expanded presence into Northern Warren County, Southern Montgomery County and Eastern Butler County, with five (5) banking offices located in Carlisle, Centerville, Franklin, Middletown and Springboro. With the addition of these branch offices, NB&T will own and operate 24 banking offices throughout Southwest Ohio.

Under the merger agreement, Community National Corporation's stockholders who hold of record more than 1,500 shares of Community National Corporation common stock have the option of receiving cash or NB&T Financial common shares in exchange for their Community National Corporation stock (or any combination of cash and shares), subject to the allocation and election procedures in the merger agreement. Community National Corporation stockholders who hold of record 1,500 or fewer shares will be deemed to have elected to receive cash. NB&T Financial will allocate requests so that 50% of the total Community National Corporation shares will be exchanged for cash at the rate of $11.41 per share, and the other 50% of the Community National Corporation shares will be exchanged for NB&T Financial common shares at the exchange rate of 0.761 NB&T Financial common shares for each Community National Corporation share. NB&T Financial expects to pay Community National Corporation stockholders approximately $3,563,000 and 237,606 NB&T Financial common shares.

Item 8.01.    Other Events

On or about December 31, 2009, NB&T Financial is issuing a press release regarding the merger closing described in Item 2.01. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

        The financial statements of Community National Corporation for the periods specified in the applicable provisions of Regulation S-X will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date of this Current Report on Form 8-K.

(b)        Pro Forma Financial Information

        The pro forma financial information required by the applicable provisions of Regulation S-X will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date of this Current Report on Form 8-K.

(c)        Shell Company Transactions

Not applicable.

(d)        Exhibits

        The following exhibits are being filed with this Current Report on Form 8-K or incorporated into this Current Report on Form 8-K by reference:

Exhibit No.                Description

2.1                        Agreement and Plan of Merger, dated as of June 30, 2009, by and between NB&T Financial Group, Inc. and Community National Corporation, as amended effective October 12, 2009 (incorporated herein by reference to Annex A to the Prospectus/Proxy Statement filed in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed on November 12, 2009)

99.1                        NB&T Financial Group, Inc., press release dated December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NB&T FINANCIAL GROUP INC

Date: December 31, 2009	By:	/s/ Craig F. Fortin
Craig F. Fortin
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	NB&T Financial Group, Inc., press release dated December 31, 2009